As filed with the Securities and Exchange Commission on May 19, 2021

Registration No. 333-159971

Registration No. 333-154711

Registration No. 333-173779

Registration No. 333-66714

Registration No. 333-66712

Registration No. 333-134251

Registration No. 333-134252

Registration No. 333-190315

Registration No. 333-211130

Registration No. 333-211131

Registration No. 333-217531

Registration No. 333-217532

Registration No. 333-224650

Registration No. 333-231198

Registration No. 033-82488

Registration No. 033-63953

Registration No. 333-64688

Registration No. 333-64690

Registration No. 333-134244

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT (NO. 333-159971)

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT (NO. 333-154711)

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT (NO. 333-173779)

POST-EFFECTIVE AMENDMENT NO. 3 TO FORM S-8 REGISTRATION STATEMENT (NO. 333-66714)

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT (NO. 333-66712)

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT (NO. 333-134251)

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT (NO. 333-134252)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT (NO. 333-190315)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT (NO. 333-211130)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT (NO. 333-211131)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT (NO. 333-217531)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT (NO. 333-217532)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT (NO. 333-224650)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT (NO. 333-231198)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT (NO. 033-82488)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT (NO. 033-63953)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT (NO. 333-64688)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT (NO. 333-64690)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT (NO. 333-134244)

UNDER

THE SECURITIES ACT OF 1933

Aegion Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	45-3117900 (I.R.S. employer identification no.)

17988 Edison Avenue
Chesterfield, MO 63005

(Address of principal executive offices)

INSITUFORM TECHNOLOGIES, INC. 1992 EMPLOYEE STOCK OPTION PLAN

INSITUFORM TECHNOLOGIES, INC. 1992 DIRECTOR STOCK OPTION PLAN

INSITUFORM MID-AMERICA, INC. STOCK OPTION PLAN

INSITUFORM TECHNOLOGIES, INC. 2001 EMPLOYEE EQUITY INCENTIVE PLAN

INSITUFORM TECHNOLOGIES, INC. 2001 NON-EMPLOYEE DIRECTOR EQUITY INCENTIVE PLAN

INSITUFORM TECHNOLOGIES, INC. 2006 NON-EMPLOYEE DIRECTOR EQUITY INCENTIVE PLAN

INSITUFORM TECHNOLOGIES, INC. 2006 EMPLOYEE EQUITY INCENTIVE PLAN

INSITUFORM TECHNOLOGIES, INC. STOCK PURCHASE PROGRAM

INSITUFORM TECHNOLOGIES, INC. 2009 EMPLOYEE EQUITY INCENTIVE PLAN

INSITUFORM TECHNOLOGIES, INC. 2011 NON-EMPLOYEE DIRECTOR EQUITY PLAN

EMPLOYMENT INDUCEMENT AWARD

AEGION CORPORATION 2013 EMPLOYEE EQUITY INCENTIVE PLAN

AEGION CORPORATION 2016 EMPLOYEE EQUITY INCENTIVE PLAN

AEGION CORPORATION 2016 NON-EMPLOYEE DIRECTOR EQUITY PLAN

AMENDED AND RESTATED AEGION CORPORATION 2016 NON-EMPLOYEE DIRECTOR EQUITY PLAN

AEGION CORPORATION EMPLOYEE STOCK PURCHASE PLAN

____________________

David F. Morris

Executive Vice President & Chief Financial Officer

Aegion Corporation

17988 Edison Avenue

Chesterfield, Missouri 63005

Telephone: (636) 530-8000

(Name, address and telephone number, including area code, of agent for service)

____________________

Copies to:

Doreen E. Lilienfeld, Esq.

Shearman & Sterling LLP

599 Lexington Avenue

New York, NY 10022

Telephone: (212) 848-4000

____________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer ☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF SHARES

These Post-Effective Amendments (the “Post-Effective Amendments”) filed by Aegion Corporation, a Delaware corporation (the “Company”), deregister all shares of the Registrant’s Class A common stock, $0.01 par value per share (the “Shares”) remaining unissued and all other obligations and interests, originally registered under the following Registration Statements on Form S-8 (each a “Registration Statement”, and collectively, the “Registration Statements”) filed by the Registrant with the U.S. Securities and Exchange Commission (the “Commission”).

•	Registration Statement on Form S-8 (No. 333-159971) pertaining to the registration of 2,500,000 Shares under the Registrant’s Insituform Technologies, Inc. 2009 Employee Equity Incentive Plan, which was filed on June 15, 2009.
•	Registration Statement on Form S-8 (No. 333-154711) pertaining to the registration of 274,273 Shares under the Registrant’s Employment Inducement Award, which was filed on October 23, 2008.
•	Registration Statement on Form S-8 (No. 333-173779) pertaining to the registration of 250,000 Shares under the Registrant’s Insituform Technologies, Inc. 2011 Non-Employee Director Equity Plan, which was filed on April 28, 2011.
•	Registration Statement on Form S-8 (No. 333-66714) pertaining to the registration of 2,000,000 Shares under the Registrant’s Insituform Technologies, Inc. 2001 Employee Equity Incentive Plan, which was filed on October 27, 2011.
•	Registration Statement on Form S-8 (No. 333-66712) pertaining to the registration of 200,000 Shares under the Registrant’s Insituform Technologies, Inc. 2001 Non-Employee Director Equity Incentive Plan, which was filed on August 3, 2001.
•	Registration Statement on Form S-8 (No. 333-134251) pertaining to the registration of 200,000 Shares under the Registrant’s Insituform Technologies, Inc. 2006 Non-Employee Director Equity Incentive Plan, which was filed on May 18, 2006.
•	Registration Statement on Form S-8 (No. 333-134252) pertaining to the registration of 2,000,000 Shares under the Registrant’s Insituform Technologies, Inc. 2006 Employee Equity Incentive Plan, which was filed on May 18, 2006.
•	Registration Statement on Form S-8 (No. 333-190315) pertaining to the registration of 2,895,000 Shares under the Registrant’s Aegion Corporation 2013 Employee Equity Incentive Plan, which was filed on August 1, 2013.
•	Registration Statement on Form S-8 (No. 333-211130) pertaining to the registration of 1,132,739 Shares under the Registrant’s Aegion Corporation 2016 Employee Equity Incentive Plan, which was filed on May 4, 2016.
•	Registration Statement on Form S-8 (No. 333-211131) pertaining to the registration of 166,456 Shares under the Registrant’s Aegion Corporation 2016 Non-Employee Director Equity Plan, which was filed on May 4, 2016.
•	Registration Statement on Form S-8 (No. 333-217531) pertaining to the registration of 1,000,000 Shares under the Registrant’s Aegion Corporation 2016 Employee Equity Incentive Plan, which was filed on April 28, 2017.
•	Registration Statement on Form S-8 (No. 333-217532) pertaining to the registration of 600,000 Shares under the Registrant’s Aegion Corporation Employee Stock Purchase Plan, which was filed on April 28, 2017.
•	Registration Statement on Form S-8 (No. 333-224650) pertaining to the registration of 1,700,000 Shares under the Registrant’s Aegion Corporation 2016 Employee Equity Incentive Plan, which was filed on May 3, 2018.
•	Registration Statement on Form S-8 (No. 333-231198) pertaining to the registration of 300,000 Shares under the Registrant’s Amended and Restated Aegion Corporation 2016 Non-Employee Director Equity Plan, which was filed on May 3, 2019.

•	Registration Statement on Form S-8 (No. 033-82488) pertaining to the registration of 1,000,000 Shares under the Registrant’s Insituform Technologies, Inc. 1992 Employee Stock Option Plan, which was filed on August 5, 1994.
•	Registration Statement on Form S-8 (No. 033-63953) pertaining to the registration of 449,236 Shares under the Registrant’s Insituform Mid-America, Inc. Stock Option Plan, which was filed on November 2, 1995.
•	Registration Statement on Form S-8 (No. 333-64688) pertaining to the registration of 1,850,000 Shares under the Registrant’s Insituform Technologies, Inc. 1992 Employee Stock Option Plan, which was filed on July 6, 2001.
•	Registration Statement on Form S-8 (No. 333-64690) pertaining to the registration of 1,000,000 Shares under the Registrant’s Insituform Technologies, Inc. 1992 Director Stock Option Plan, which was filed on July 6, 2001.
•	Registration Statement on Form S-8 (No. 333-134244) pertaining to the registration of 750,000 Shares under the Registrant’s Insituform Technologies, Inc. Stock Purchase Program, which was filed on May 18, 2006.

On May 17, 2021, Carter Acquisition, Inc., a Delaware corporation (“Merger Sub”) and a wholly-owned subsidiary of Carter Intermediate, Inc., a Delaware corporation (“Parent”), merged with and into the Company, with the Company continuing as the surviving corporation (the “Merger”), pursuant to the previously announced Agreement and Plan of Merger, dated February 16, 2021 and amended on March 13, 2021 and April 13, 2021 (the “Merger Agreement”) among Parent, Merger Sub and the Company.

As a result of the Merger, the Company has terminated all offerings of its securities pursuant to the Registration Statements. In accordance with undertakings made by the Registrant in the Registration Statements to remove from registration, by means of post-effective amendments, any securities that had been registered remain unissued at the termination of the offerings, the Registrant hereby removes from registration the securities registered but unissued under the Registration Statements. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chesterfield, Missouri, on this 19th day of May, 2021.

AEGION CORPORATION

By:	/s/ David F. Morris
David F. Morris
Executive Vice President & Chief Financial Officer

No other person is required to sign these Post-Effective Amendments to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.